ARTHUR ANDERSEN LLP



                                                                 EXHIBIT 23



                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                 ----------------------------------------


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated January 18, 1994 included and incorporated by reference in the American Home Products Corporation's Form-10-K for the year ended December 31, 1993 and to all references to our Firm included in this registration statement.



                              /s/ ARTHUR ANDERSEN LLP
                                  ARTHUR ANDERSEN LLP

New York, New York
September 8, 1994